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                                                                    EXHIBIT 8.1.


DE BRAUW BLACKSTONE WESTBROEK P.C.
Advocaten Notarissen Belastingadviseurs

650 Fifth Avenue, 4th Floor New York NY  10019

Telephone: (212) 259 4100
Facsimile: (212) 259 4111


To     Chicago Bridge & Iron Company N.V.
       Polarisavenue 31
       2132 JH Hoofddorp
       The Netherlands


J.C. Bol - tax adviser
Telephone:    31(20) 577 1693
Facsimile:    31(20) 577 1530
E-mail:       jcbol@dbbw.nl


New York, March 21, 2003
Our ref.   : 90094033-l006-1031-SEC tax opinion final 2

Dear Sirs,

                            CHICAGO BRIDGE & IRON COMPANY N.V.

1      INTRODUCTION

       I have acted as Dutch legal adviser (belastingadviseur) to Chicago Bridge & Iron Company N.V., with corporate seat in Amsterdam, (the "COMPANY") in connection with the registration (the "REGISTRATION") by the Company with the United States Securities and Exchange Commission (the "SEC") of 1,705,528 ordinary shares in the share capital of the Company held by Wedge Engineering B.V. (the "WEDGE SHARES") and 5,315,829 ordinary shares in the share capital of the Company held by First Reserve Fund VIII, L.P. (the "FRF SHARES", and together with the Wedge Shares, the "SHARES", each a "SHARE").

2      DUTCH LAW

       This opinion is limited to Dutch tax law as applied by the Dutch courts and published and in effect on the date of this opinion. It (including all terms used in it) will be construed in accordance with Dutch tax law. This opinion is given on the basis that all matters relating to it will be governed by Dutch law.

3      SCOPE OF INQUIRY

       For the purpose of this opinion, I have examined the following documents:

3.1 A print of an e-mailed copy of a draft dated March 21, 2003 of a registration statement to Form S-3 relating to the registration, to be filed with the SEC on or about March 21, 2003 (excluding

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       the documents incorporated in the registration statement by reference and any annexes to it (the "REGISTRATION STATEMENT").

       I have further reviewed such other documents as I have deemed necessary to enable me to render this opinion.

       My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4      ASSUMPTIONS

       For the purpose of this opinion, I have made the following assumptions:

4.1. All copy documents conform to the originals and all originals are genuine and complete.

4.2. All documents, where applicable, are or will be executed in the form submitted to and examined by me and referred to herein.

4.3. Each transaction entered into pursuant to or in connection with the documents is at arm's length.

5      OPINION

       Based on the documents referred to and the assumptions in paragraphs 3 and 4 and subject to any matters not disclosed to me, I am of the following opinion:

5.1 The statements contained in the Registration Statement under the heading "Dutch Taxation for Non-Resident Shareholders", in each case to the extent that they are statements as to Dutch tax law, set forth the Dutch tax consequences of acquiring, owning and disposing of the Shares.

6      RELIANCE

       This opinion is solely for the purpose of the Registration and may be filed with the SEC as an exhibit to the Registration Statement to be filed with the SEC on or about March 21, 2003 pertaining to the Registration. I hereby consent to the reference to De Brauw Blackstone Westbroek P.C., New York, New York, under the heading "Dutch Taxation for Non-Resident Shareholders" in the Registration Statement relating to the Registration to be filed with the SEC on or about March 21, 2003 (but I do not admit that I am a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended). Otherwise, it is not to be transmitted to anyone nor is it to be relied upon by anyone for any other purpose


       Yours faithfully,


       /s/ J.C. Bol



       J.C. BOL
       for De Brauw Blackstone Westbroek P.C.

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